Exhibit 10.78

EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL

AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

CONSULTING AGREEMENT

This Consulting Agreement (the “Agreement”) is made effective as of the date fully executed by both parties (the “Effective Date”), by and between AIM ImmunoTech Inc., a Delaware corporation, with its principal place of business being 2117 SW Highway 484, Ocala FL 34473 (the “Company”) and Foresite Advisors, LLC, a Pennsylvania limited liability corporation, with its principal place of business being [***] (“Foresite”). The Company and Foresite are herein sometimes referred to individually as a “Party” and collectively as the “Parties.”

WHEREAS, the Company possesses know-how and proprietary technology related to the development of therapeutics to treat multiple types of cancers, immune disorders, and viral diseases, including COVID-19; and

WHEREAS, Foresite has expertise in financial and fellowship corporate operations and strategy; and

WHEREAS, Foresite desires to serve as an independent consultant for the purpose of providing the Company with certain strategic and financial advice and support services, as more fully described in EExhibit A attached hereto, (the “Services”); and

WHEREAS, the Company wishes to engage Foresite for the purposes of Robert Dickey IV serving as the Company’s CFO on the terms and conditions set forth herein.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which are hereby acknowledged, the Parties agree and covenant as follows.

1.	SServices of Consultant. Foresite will assist the Company with matters relating to the Services. The Services are more fully described in Exhibit A attached hereto. Foresite and the Company will review the Services on a monthly basis to prioritize and implement the tasks listed on Exhibit A.

2.	CCompensation for Services. In full consideration of Foresite’s full, prompt and faithful performance of the Services, the Company shall compensate Foresite a consulting fee more fully described in Exhibit A (the “Consulting Fee”). Foresite shall, from time to time, but not more frequently than twice per calendar month, invoice the Company for Services rendered, and such invoice will be paid upon fifteen (15) days of receipt. Each month the Parties shall evaluate jointly the current fee structure and scope of Services. Foresite reserves the right to an annual increase in consultant rates of up to 4%, effective January 1 of each year. Upon termination of this Agreement pursuant to Section 3, no compensation or benefits of any kind as described in this Section 2 shall be payable or issuable to Foresite after the effective date of such termination. In addition, the Company will reimburse Foresite for reasonable out-of-pocket business expenses, including but not limited to travel and parking, incurred by Foresite in performing the Services hereunder, upon submission by Foresite of supporting documentation reasonably acceptable to the Company. Any such accrued expenses in any given three (3) month period that exceed one thousand dollars ($1,000) shall be submitted to the Company for its prior written approval.

1

EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL

AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

All Foresite invoices and billing matters should be addressed to:

Company Accounts Payable Contact:	Dean Maude.

All Company payments and billing inquiries should be addressed to:

Foresite Accounting:	Robert Dickey IV
[***]

Foresite Advisors
[***]

3.	T erm and Termination. The term of this Agreement will commence on the Effective Date and will continue through the anniversary of such date in the next calendar year (the “Term”). This Agreement may be extended for an additional period by mutual written agreement. This Agreement may be terminated by either Party hereto: (a) with Cause (as defined below), upon thirty (30) days prior written notice to the other Party; or (b) without cause upon sixty (60) days prior written notice to the other Party. For purposes of this Section 3, “Cause” shall include: (i) a breach of the terms of this Agreement which is not cured within thirty (30) days of written notice of such default or (ii) the commission of any act of fraud, embezzlement or deliberate disregard of a rule or policy of the Company.

4.	Commitment. Foresite will devote such time to perform the Services under this Agreement as may reasonably be required.

5.	P lace of Performance. Foresite will perform the Services at such locations upon which the Company and Foresite may mutually agree. Foresite will not, without the prior written consent of the Company, perform any of the Services at any facility or in any manner that might give anyone other than the Company any rights to or allow for disclosure of any Confidential Information (as defined below).

6.	Compliance with Policies and Guidelines. Foresite will perform the Services in accordance with all rules or policies adopted by the Company that the Company discloses in writing to Foresite.

7.	Information. Foresite acknowledges and agrees that during the course of performing the Services, the Company may furnish, disclose or make available to Foresite information, including, but not limited to, material, compilations, data, formulae, models, patent disclosures, procedures, processes, business plans, projections, protocols, results of experimentation and testing, specifications, strategies and techniques, and all tangible and intangible embodiments thereof of any kind whatsoever (including, but not limited to, any apparatus, biological or chemical materials, animals, cells, compositions, documents, drawings, machinery, patent applications, records and reports), which is owned or controlled by the Company and is marked or designated as confidential at the time of disclosure or is of a type that is customarily considered to be confidential information (collectively the “Confidential Information”). Foresite acknowledges that the Confidential Information or any part thereof is the exclusive property of the Company and shall not be disclosed to any third party without first obtaining the written consent of the Company. Foresite further agrees to take all practical steps to ensure that the Confidential Information, and any part thereof, shall not be disclosed or issued to its affiliates, agents, or employees, except on like terms of confidentiality.

2

EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL

AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

8.	Intellectual Property. Foresite agrees that all ideas, inventions, discoveries, creations, manuscripts, properties, innovations, improvements, know-how, designs, developments, apparatus, techniques, methods, and formulae that Foresite conceives, makes, develops or improves as a result of performing the Services, whether or not reduced to practice and whether or not patentable, alone or in conjunction with any other party and whether or not at the request or upon the suggestion of the Company (all of the foregoing being hereinafter collectively referred to as the “Inventions”), shall be the sole and exclusive property of the Company and shall be deemed “works made for hire” (as defined in Section 101 of Title 17 of the United States Code). To the extent that any Inventions are, for any reason whatsoever, determined not to be “work made for hire,” Foresite hereby conveys, transfers and assigns to the Company all intellectual property rights in and to any and all Inventions and such intellectual property rights shall vest in the Company immediately upon creation. Foresite hereby agrees in consideration of the Company’s agreement to engage Foresite and pay compensation for the Services rendered to the Company and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged that Foresite shall not, without the prior written consent of the Company, directly or indirectly, consult for, or become an employee of, any company which conducts business in the Field of Interest anywhere in the world. As used herein, the term “Field of Interest” shall mean the research, development, manufacture and/or sale of the products resulting from the Company’s technology. The limitations on competition contained in this Section 8 shall continue during the time that Foresite performs any Services for the Company, and for a period of three (3) months following the termination of any such Services that Foresite performs for the Company. If any part of this section should be determined by a court of competent jurisdiction to be unreasonable in duration, geographic area, or scope, then this Section 8 is intended to and shall extend only for such period of time, in such area and with respect to such activity as is determined to be reasonable. Except as expressly provided herein, nothing in this Agreement shall preclude Foresite from consulting for or being employed by any other person or entity.

9.	Intentionally Left Blank.

10.	Intentionally Left Blank.

11.	No Implied Warranty. Except for any express warranties stated herein, the Services are provided on an “as is” basis, and the Company disclaims any and all other warranties, conditions, or representations (express, implied, oral or written), relating to the Services or any part thereof. Foresite will promptly notify the Company if Foresite becomes aware of any such illegal acts during the performance of the Services. Because the Services do not constitute an examination in accordance with standards established by the American Institute of Certified Public Accountants (the “AICPA”), Foresite is precluded from expressing an opinion as to whether financial statements provided by the Company are in conformity with generally accepted accounting principles or any other standards or guidelines promulgated by the AICPA, or whether the underlying financial and other data provide a reasonable basis for the statements.

3

EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL

AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

12.	Indemnification. Each Party hereto agrees to indemnify and hold the other Party hereto, its directors, officers, agents, and employees harmless against any claim based upon circumstances alleged to be inconsistent with such representations and/or warranties contained in this Agreement. Further, the Company shall indemnify and hold harmless Foresite and any of its subcontractors against any claims, losses, damages or liabilities (or actions in respect thereof) that arise out of or are based on the Services performed hereunder, except for any such claims, losses, damages or liabilities arising out of the gross negligence or willful misconduct of Foresite or any of its subcontractors. The Company will endeavor to add Consultant and any applicable subcontractor to its insurance policies as additional insureds.

13.	Independent Contractor. Foresite is not, nor shall Foresite be deemed to be at any time during the term of this Agreement, an employee of the Company, and therefore Foresite shall not be entitled to any benefits provided by the Company to its employees, if applicable. Foresite’s status and relationship with the Company shall be that of an independent contractor and consultant. Nothing herein shall create, expressly or by implication, a partnership, joint venture or other association between the parties. Foresite will be solely responsible for payment of all charges and taxes arising from his or her relationship to the Company as a consultant.

14.	Records. Upon termination of Foresite’s relationship with the Company, Foresite shall deliver to the Company any property or Confidential Information of the Company relating to the Services which may be in its possession including products, project plans, materials, memoranda, notes, records, reports, laboratory notebooks, or other documents or photocopies and any such information stored using electronic medium.

15.	Notices. Any notice under this Agreement shall be in writing (except in the case of verbal communications, emails and teleconferences updating either Party as to the status of work hereunder) and shall be deemed delivered upon personal delivery, one day after being sent via a reputable nationwide overnight courier service or two days after deposit in the mail or on the next business day following transmittal via facsimile. Notices under this Agreement shall be sent to the following representatives of the Parties:

If to the Company:

Name:	Thomas K. Equels
Title:	CEO
Address:	2117 SW Highway484, Ocala, FL 34473
Phone:	(352) 448-7797
E-mail:	Tom.Equels@aimimmuno.com
If to Foresite:
Name:	Robert Dickey IV
Address:	[***]
Phone:	[***]
E-mail:	[***]

4

EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL

AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

16.	Assignment and Successors. This Agreement may not be assigned by a Party without the consent of the other which consent shall not be unreasonably withheld, except that each Party may assign this Agreement and the rights, obligations and interests of such Party, in whole or in part, to any of its Affiliates, to any purchaser of all or substantially all of its assets or to any successor corporation resulting from any merger or consolidation of such Party with or into such corporation.

17.	Force Majeure. Neither Party shall be liable for failure of or delay in performing obligations set forth in this Agreement, and neither shall be deemed in breach of its obligations, if such failure or delay is due to natural disasters or any causes beyond the reasonable control of either Party. In the event of such force majeure, the Party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

18.	Disclosure of Relationship. The Company agrees that Foresite shall have the right to publish or otherwise disclose in marketing materials and on its website the relationship and the general services created and performed under this Agreement, in each case at its own expense; provided, however, such disclosure shall not identify the amount or nature of fees earned.

19.	Headings. Section headings are intended for convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

20.	Integration; Severability. This Agreement is the sole agreement with respect to the subject matter hereof and shall supersede all other agreements and understandings between the Parties with respect to the same. If any provision of this Agreement is or becomes invalid or is ruled invalid by any court of competent jurisdiction or is deemed unenforceable, it is the intention of the Parties that the remainder of the Agreement shall not be affected.

21.	Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, excluding choice of law principles. The Parties agree that any action or proceeding arising out of or related in any way to this Agreement shall be brought solely in a Federal or State court of competent jurisdiction sitting in the State of Florida.

22.	CCounterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one agreement.

5

EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL

AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

If you are in agreement with the foregoing, please sign where indicated below, whereupon this Agreement shall become effective as of the Effective Date.

FORESITE ADVISORS, LLC		AIM ImmunoTech Inc.

By:	/s/ Robert Dickey	By:	/s/ Thomas K Equels
	Robert Dickey IV,	Print Name:	Thomas K. Equels
	Managing Director	Title:	CEO

Date:	February 18, 2022	Date:	March 1, 2022

6

EXPLANATORY NOTE: [***] INDICATES THE PORTION OF THIS EXHIBIT

THAT HAS BEEN OMITTED BECAUSE IT IS BOTH (I) NOT MATERIAL

AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

E XHIBIT A

Description of Services and Schedule of Fees

Foresite, through its Managing Director Rob Dickey IV, will perform mutually agreed to finance and accounting functions which are necessary to support the management and operations of the Company, certain of which are set forth below.

Chief Financial Officer Services:

Rob Dickey IV

Serve individually as CFO effective April 4, 2022

●	Oversee the finance, SEC reporting and accounting functions

●	Work with the Company management team to prepare operating plans and budgets

●	Participate in long-term strategic planning process

●	Assist in future financings, grant applications and licensing opportunities

●	Board, Audit, Compensation, and Corporate Governance committee meeting preparation, support and attendance

●	Strategic opportunity assessment

●	Capitalization table management

●	Other functions customarily performed by a CFO of an SEC reporting issuer

Fees:

Chief Financial Officer: Robert Dickey IV	$375/hour

7